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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 27, 2002



                             STRATOS LIGHTWAVE, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                       0-30869                 36-4360035
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State or Other Jurisdiction    Commission File Number      I.R.S. Employer
of Incorporation                                           Identification Number

                7444 West Wilson Avenue, Chicago, Illinois 60706
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (708) 867-9600
                                                           --------------


                                 Not Applicable
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         (Former name or former address, if changed since last report.)

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ITEM 5.  Other Events

     Stratos Lightwave, Inc. received a letter from Nasdaq dated August 27, 2002, indicating that the price of our common stock has closed below the minimum $1.00 per share requirement for continued inclusion for trading on the Nasdaq National Market under Nasdaq Marketplace Rule 4450(a)(5). In order to regain compliance, the bid price of our common stock must close at $1.00 per share or more for a minimum of ten consecutive trading days prior to November 25, 2002. If compliance is not demonstrated by November 25, 2002, our common stock will be delisted from the Nasdaq National Market. On August 29, 2002, the closing price of our common stock was $0.71 per share.

     As a means of satisfying the Nasdaq minimum bid price requirement, we have included in our proxy statement for our annual meeting on September 20, 2002 a proposal to authorize our board of directors to effectuate a reverse stock split of shares of our common stock in any of the following ratios: 1:2, 1:3, 1:4, 1:5, 1:6, 1:8 or 1:10 within one year of our annual meeting.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               STRATOS LIGHTWAVE, INC.


Date:  August 29, 2002         By: /s/ David A. Slack
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                                   David A. Slack
                                   Vice President, Finance and
                                   Chief Financial Officer